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                                                                    EXHIBIT 99.1


                       (PINNACLE FINANCIAL PARTNERS LOGO)

FOR IMMEDIATE RELEASE

                          MEDIA CONTACT:          Vicki Kessler 615-320-7532
                          FINANCIAL CONTACT:      Harold Carpenter 615-744-3742
                          WEBSITE:                           www.pnfp.com

                       PINNACLE FINANCIAL COMPLETES MERGER

                              WITH CAVALRY BANCORP

     Nashville, Tenn., March 15, 2006 -- Pinnacle Financial Partners Inc. (Nasdaq: PNFP) today announced that it had completed its merger with Cavalry Bancorp Inc. (Nasdaq: CAVB), creating the second largest bank holding company headquartered in Tennessee with combined assets of approximately $1.8 billion. Based on the fixed exchange ratio of 0.95 shares of Pinnacle for each share of Cavalry, Pinnacle will issue approximately 6.9 million shares of Pinnacle common stock to Cavalry shareholders in a tax-free exchange. As a result, based on today's closing price of Pinnacle common stock of $27.11 per share, the transaction would be valued at approximately $186 million.

     Former shareholders of Cavalry are now shareholders of Pinnacle. Cavalry shareholders holding Cavalry stock certificates should receive information regarding the transfer of their stock certificates within the next few weeks. Cavalry shareholders whose share ownership is held in brokerage accounts should see the effect of the transfer in their brokerage accounts over the next few days.

     Cavalry will continue to operate under the Cavalry name until the systems and operations of the two companies are integrated, which is expected to be completed during the second quarter of 2006.

     "The more we have learned about Cavalry's franchise since announcing this transaction in October, the more excited we have become about the opportunities this merger creates," said Terry Turner, Pinnacle president and chief executive officer.

     The merger of Pinnacle and Cavalry provides many benefits to shareholders including:

     - The transaction is anticipated to be accretive to Pinnacle's estimated earnings in 2006;

     - Further diversification of the company's revenue base with opportunities to leverage insurance, investment management, trust and treasury management services across the entire Pinnacle franchise; and


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     -   A merger integration plan that requires very few position eliminations at either firm due to using many of the operations personnel at Cavalry to support Pinnacle's current and projected growth.

     Ed C. Loughry Jr., former chairman and CEO of Cavalry and incoming vice-chairman of Pinnacle, said, "We have received overwhelming support from our clients since we announced our merger with Pinnacle. Our clients appreciate that they will continue to do business with a local company and the professionals they have worked with for years will continue in their current roles. Also, because the number of shares to be awarded our shareholders was fixed at the time of announcement, all shareholders have benefited from the 7.7 percent increase in Pinnacle's stock price since that time."

     Cavalry Executive Vice President and Chief Administrative Officer Bill Jones will be Pinnacle's Rutherford County area executive and will serve on Pinnacle's leadership team. Cavalry President and Chief Operating Officer Ronnie Knight will serve as a consultant to Pinnacle, focusing his efforts on assisting the company in capitalizing on the significant growth opportunities in Rutherford County.

     Jones, who is also the past president of the Rutherford County Chamber of Commerce, said, "Our merger with Pinnacle enforces our long-standing commitment to Rutherford County. The fact that we will maintain a significant portion of the combined company's operational infrastructure in Rutherford County enables us to not only protect many existing jobs in Murfreesboro, but provide a solid base to add jobs in our area in the future."

     Loughry, who has been with Cavalry since 1968, in addition to his serving as Pinnacle's vice chairman will also be a member of Pinnacle's executive committee of the board of directors. Two other Cavalry board members, James C. Cope and William H. Huddleston IV, join Loughry on the Pinnacle board.

     Cope is a partner in the law firm of Cope, Hudson, Scarlett, Reed & McCreary in Murfreesboro. In addition to practicing general law, he serves as attorney for Rutherford County, the Middle Tennessee Electric Membership Corporation, the Murfreesboro Housing Authority and the Smyrna/Rutherford County Airport Authority. Cope is past President of the Middle Tennessee State University Foundation and the Murfreesboro Rotary Club.


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     Huddleston is president of Huddleston-Steele Engineering Inc. in
Murfreesboro. He currently serves on the City of Murfreesboro Construction Board of Adjustments and Appeals, the First United Methodist Church Council of Stewards and is president of The Webb School Alumni Board.

     With the addition of Cavalry, Pinnacle now has 17 offices in the rapidly growing Nashville-Davidson-Murfreesboro MSA. The merger puts Pinnacle in the sixth position in overall market share in the MSA and first in market share in rapidly growing Rutherford County.

     Pinnacle Financial Partners Inc., the largest financial services firm headquartered in Nashville, offers a full range of banking, investment and insurance products and services designed for small- to mid-sized businesses and consumers interested in a deep relationship with their financial advisor. Pinnacle provides financial planning services by a certified financial planner (CFP (R)), and a number of Pinnacle's senior financial advisors provide comprehensive wealth management services to help clients increase, protect and distribute their assets.

     Pinnacle opened its first office in October 2000 in downtown Nashville and three years later had become the fastest-growing of the 186 national banks chartered in 2000. Additional information on Pinnacle can be found at www.pnfp.com

                                      # # #

Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of Pinnacle to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, without limitation, (i) unanticipated deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (ii) the inability of Pinnacle to continue to grow its loan portfolio at historic rates, (iii) increased competition with other financial institutions, (iv) lack of sustained growth in the economy in the Nashville, Tennessee area, (v) rapid fluctuations or unanticipated changes in interest rates, (vi) the inability of Pinnacle to satisfy regulatory requirements for its expansion plans, (vii) the inability of Pinnacle to execute its expansion plans,
(viii) the inability of Pinnacle to successfully integrate Cavalry's operations with Pinnacle's and (ix) changes in the legislative and regulatory environment. A more detailed description of these and other risks is contained in Pinnacle's most recent annual report on Form 10-K. Many of such factors are beyond Pinnacle's ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.